UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2009

LAKE SHORE BANCORP, INC.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 East Fourth Street, Dunkirk, NY	14048
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2009, the Compensation Committee of Lake Shore Bancorp, Inc. (the “Company”) approved the following grants of restricted stock and stock options to purchase shares of the Company’s common stock to the directors and named executive officers set forth below in accordance with the Company’s 2006 Recognition and Retention Plan and 2006 Stock Option Plan, respectively:

	Restricted Stock	Stock Options
Sharon E. Brautigam Director	—	2,529
Reginald S. Corsi Director	2,023	8,220
Paul J. Kolkmeyer Director	2,023	8,220
Rachel A. Foley Chief Financial Officer	5,950	—

All of the awards will vest in five equal annual installments with the first installment vesting on January 13, 2010 and subsequent installments vesting each January 13th thereafter. The stock options have an exercise price of $8.01, the closing market price of the Company’s common stock on the grant date, and expire on January 12, 2019, subject to earlier termination as provided in the 2006 Stock Option Plan and the applicable stock option agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, INC.

By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer

Date: January 14, 2009